EXHIBIT 10.14

                                 PROMISSORY NOTE

$100,000.00                                                  Palm Beach, Florida
Maturity: Thirty-Three (33) days from date of issuance             Feb 7th, 2001

        FOR VALUE RECEIVED, CLEMENTS GOLDEN PHOENIX ENTERPRISES, INC., a Florida corporation, with its principle offices located at 3135 S.W. Mapp Road, Palm City, FL 34990 ("Borrower"), promises to pay to the order of Donald H. Sturm, with his principle address at 2072 Country Club Drive, Daytona Beach, FL 32124 ("Lender"), the sum of One Hundred Thousand Dollars ($100,000.00) with interest from and after the date hereof, at the rate of eleven percent (11%) per annum.

         The unpaid principal amount of this Note may be converted into shares of the same or a similar class of stock as those offered by or sold to Fechtor, Detwiler & Co., Inc. and/or its investors as part of a private placement offering to be conducted in 2001 (the "Private Placement"). Should such Private Placement not take place, conversion shall be to shares of the Company's Restricted Common Stock.

          The "Conversion Price" shall be a price per share of stock equivalent to the price per share of the Company's stock offered and sold to Fechtor, Detwiler & Co., Inc. and/or its investors as part of the Private Placement. Should such Private Placement not take place, the Conversion Price shall mean an average of the closing bid price for the thirty (30) days prior to receipt by the Company of a Conversion Notice as reported on any national securities exchange or automated quotation system. This Conversion Price shall be adjusted from time to time in connection with any stock split, combination, merger, share exchange or like transaction.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company shall issue 5,000 shares of its Restricted Common Stock to Payee within ten (10) business days of execution of this Note.

         This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         GIVEN under the hand of each party, the day and year first above written.

BORROWER

/s/ Joseph Rizzuti, Chairman and COO
-------------------------------------------------------------
Joseph Rizzuti, Chairman and Chief Operating Officer
Clements Golden Phoenix Enterprises, Inc.


STATE OF Florida         )
                         ) ss.:
COUNTY OF      Martin    )

         The foregoing instrument was acknowledged before me this 6 day of Feb 2001, by Joseph Rizzuti, as Chairman and Chief Operating Officer of Clements Golden Phoenix Enterprises, Inc., who is personally known to me or has presented the following identification Florida Driver's License.

                                                   /s/ Edward Horton
                                                   -----------------------
         My commission expires:                    NOTARY PUBLIC
                                                   Print Name:
         [Notary Public Seal]